Exhibit 2.3

December 26, 2012

Department of State

Division of Corporations

Clifton Building

2661 Executive Center Circle

Tallahassee, FL 32301

Re:	ARTICLES OF AMENDMENT: Adomani, Inc.

Ladies and Gentlemen:

Please find enclosed for filing duplicate executed originals of the Articles of Amendment for the above-referenced entity.

Also enclosed is a check in the amount of $35.00 as the appropriate filing fee.

Please return any filed copies or receipts to the undersigned.

Thank you very much for your assistance.

Sincerely,

Post-Formation Filings

My Corporation Business Services, Inc.

23586 Calabasas Road, Suite 102

Calabasas, California 91302

PLEASE DIRECT ALL QUESTIONS REGARDING THIS FILING REQUEST TO THE POST FORMATIONS DEPARTMENT AT 888-692-6771.

COVER LETTER

TO:    Amendment Section

          Division of Corporations

NAME OF CORPORATION: ADOMANI, INC.

DOCUMENT NUMBER: P12000067976

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Post Formation Filings Name of Contact Person

My Corporation Business Services, Inc. Firm/Company

23586 Calabasas Rd., Suite 102 Address

Calabasas, CA 91302 City/State and Zip Code

processing@mycorporation.com E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Post Formation Filings	at	(877) 692-6772
Name of Contact Person		Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☒ $35 Filing Fee	☐	$43.75 Filing Fee & Certificate of Status	☐	$43.75 Filing Fee & Certified Copy (Additional copy is enclosed)	☐	$52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

Articles of Amendment

to

Articles of Incorporation

of

ADOMANI, INC.

(Name of Corporation as currently filed with the Florida Dept. of State) P12000067976
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.     If amending name, enter the new name of the corporation:

                                                              The new name must be distinguishable and contain the word “corporation,” “company,’’ or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.,” or the designation “Corp,” “Inc.” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:
(Florida street address)

, Florida (City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E.     If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary). (Be specific).

Article IV – Shares: The number of shares of stock the corporation shall be authorized to issue is 2,000,000,000 at $0.00001 par value per share of common stock and 100,000,000 at $0.00001 par value per share of preferred stock.

F.     If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself.

(If not applicable, indicate N/A)

The date of each amendments adoption:	12/21/2012
(date of adoption is required)

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s)                     (CHECK ONE)

☐	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendments):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                .”

(voting group)

☒	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 12-27-12

Signature

                /s/ Edward Monfort

(By a director, president or other officer - if directors or officers have not been selected, by an incorporation - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Edward Monfort (Typed or printed name of person signing)

CEO (Title of person signing)